Exhibit 99.4

X Detach above card, sign, date and mail in postage paid envelope provided. Please indicate if you plan to attend this meeting. IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. PLEASE MARK VOTES AS IN THIS EXAMPLE Date Sign above Please be sure to date and sign this proxy card in the box below. 6025 SPECIAL MEETING OF SHAREHOLDERS OCTOBER 8, 2009, 10:00 A.M., LOCAL TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY BEVERLY NATIONAL CORPORATION REVOCABLE PROXY BEVERLY NATIONAL CORPORATION The undersigned shareholder of Beverly National Corporation, a Massachusetts corporation (the “Company”), hereby appoints David Ray and Kevin Dalton, and each of them, as proxies for the undersigned, each with full power of substitution, to represent and to vote as proxy, as designated, all shares of common stock of the Company held of record by the undersigned on August 28, 2009, at a Special Meeting of Shareholders of the Company (the “Special Meeting”), to be held at Beverly National Bank’s Danvers branch, 107 High Street, Danvers, Massachusetts 01923 on October 8, 2009, 10:00 a.m., local time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus dated August 28, 2009, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Special Meeting. 1. Approval of the Agreement and Plan of Merger by and between Danvers Bancorp, Inc. and Beverly National Corporation, dated as of June 16, 2009, pursuant to which Beverly will merge with and into Danvers, with Danvers being the surviving corporation. 2. Approval of one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement. 3. The proxies are authorized to act upon such other matters as may properly come before the special meeting or any adjournments or postponements of the special meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS LISTED ABOVE. IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED HEREIN, BUT IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE SPECIFIED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. SHAREHOLDERS WHO PLAN TO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXY BY CASTING THEIR VOTE AT THE SPECIAL MEETING IN PERSON. Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If executed by a company or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority. For Against Abstain For Against Abstain